UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 15, 2007 (August 15, 2007)

TMT CAPITAL CORPORATION
(Exact name of registrant as specified in charter)

Florida	000-50104	85-0412495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1890 Kentucky Avenue, Winter Park, FL 32789
(Address of principal executive offices)

(407) 622-5999
(Registrant’s Telephone Number, including Area Code)

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 15, 2007, the sole director of TMT Capital Corporation (the “Registrant”) appointed Manuel A. Vierra to a vacant seat on the Registrant’s Board of Directors, to hold office until the next annual meeting of shareholders.  Mr. Vierra was appointed to the Board of the Registrant under the terms of the merger agreement dated August 15, 2007 between the Registrant and Freedom Wireless Corporation, as disclosed in the Registrant’s filing on Form 8-K dated August 16, 2007 as filed with the Securities and Exchange Commission on that date.

The Board of Directors of the Registrant has not designated any committees; all decisions are made by the Board as a whole.

The Registrant has no compensatory agreements or other arrangements with Mr. Vierra disclosable under Item 404 (a) of Regulation S-B.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TMT CAPITAL CORPORATION

Date: November 15, 2007	By:	/s/ Tania M. Torruella
TANIA M. TORRUELLA
Chief Executive Officer